Exhibit 10.3

English Translation

EQUITY PLEDGE AGREEMENT

THIS EQUITY PLEDGE AGREEMENT (this “Agreement”) is entered into on December 31, 2013 by and between the following parties in Zhuji, Zhejiang Province:

Party A (Pledgee): Zhejiang Hailiang Education Consulting and Services Co., Ltd.

Residential Address: Xilin Road, Diankou Town, Zhuji City, Zhejiang

Party B (Pledgor): Feng Hailiang

Identity Card No.:

Residential Address: No.382, Jiefang Road, Diankou Town, Zhuji City, Zhejiang

Party C: Zhejiang Hailiang Education Investment Co., Ltd.

Residential Address: Room 505, Hailiang Business Hotel, Diankou Town, Zhuji City, Zhejiang

WHEREAS,

1.	Party A, a wholly foreign owned enterprise established and validly existing in accordance with the laws of the PRC, principally engages in education management and consulting services, development of educational software and electronic product, enterprise management consulting; laboratory leasing, education logistics management services;

2.	Party B is the investor of Party C and holds 100% equities of Party C;

3.	Party C is a wholly natural person owned enterprise registered and validly existing in accordance with the laws of the PRC;

4.	Party A, Party B and Party C entered into the Consulting Services Agreement and the Call Option Agreement on December 31, 2013; Party A and Party B entered into the Power of Attorney and Loan Agreement on December 31, 2013. To ensure the performance of the foregoing contracts and the legitimate rights and interests of Party A, Party B would pledge all the equities or similar rights of Party C held by it to secure its performance of Consulting Services Agreement, Call Option Agreement, Power of Attorney and Loan Agreement. Party A, as the pledgee, has the priority to claim against the pledged equities or similar rights.

Therefore, the parties hereto enter into this Equity Pledge Agreement through consultation.

1. Definition

Unless otherwise required by the context, the following terms as used in this Agreement shall only refer to the following meanings:

Pledge shall refer to all the contents as set out in the Article 2 of this Agreement.

Equities or Similar Rights shall refer to all the equities or similar rights legally held by the Pledgor in Party C, and all present and future rights, interests and revenues based on such equities or similar rights, as well as the current or future receivable payments or compensations in respect of all the equities or similar rights held by the Pledgor in Party C, and profits, dividends and other payments distributed to the Pledgor by Party C from time to time.

Principal Contract shall refer to the Consulting Services Agreement, Call Option Agreement, Power of Attorney, Loan Agreement and their annexes entered into by Party A, Party B and Party C on December 31, 2013.

Events of Default shall refer to any case listed in Article 7 of this Agreement.

Notice of Default shall refer to an event of default notice issued under this Agreement declared by Party A.

Force Majeure shall refer to any of the events beyond the reasonable control of one party, and even under the attention of the affected party, any of the events is still unavoidable, including but not limited to acts of government, the forces of nature, fire, explosion, geographic variation, storms, floods, earthquakes, tidal, lightning or war. However, insufficiency of credit facilities, funds or financing shall not be deemed to be beyond the reasonable control of a party.

2. Pledge

2.1 The Pledgor shall pledge all the equities or similar interests in Party C to Party A, as the guarantee of Party A’s rights and interests under the Principal Contract. Party A has the priority to claim compensation against the pledged equities or similar interests.

2.2 The pledged equities or similar interests under this Agreement is to guarantee all the expenses (including legal fees), expenditures and losses to be paid by Party C and its affiliate and/or Party B to Party A under the Principal Contract, interests, damages, compensation, costs to realize creditor’s rights, all the expenses incurred by the Pledgee to force the Pledgor to perform its obligations under the contract, and in case of the invalidity of the Principal Contract in whole or in part due to any reason, the liability owed by Party C and the Pledgor to Party A.

2.3 The right of pledge under this Agreement refers to all the remedies, powers and rights owned by Party A for breach of contract, and Party A has the right to sell in discount, launch an auction and sell off the equities or similar rights pledged to Party A by the Pledgor and have the priority to claim compensation from the proceeds therefrom, or in compliance with Chinese laws and regulations, have the priority to claim compensation from other ways of disposal of pledged equities or similar rights agreed by both parties.

2.4 Unless otherwise expressly agreed in writing by Party A after this Agreement takes effect, the pledge under this Agreement shall be released only when Party C and the Pledgor have fully and completely fulfilled all the obligations and responsibilities under the Principal Contract, and with written approval by Party A; the reasonable fees for the release of the pledge shall be borne by the Pledgor. If Party C or the Pledgor has not completely fulfilled all or any part of its obligations and responsibilities under such contract upon the expiration of the term provided by the Principal Contract, Party A still enjoys the right of pledge under this Agreement until such obligations and responsibilities are completely fulfilled in a manner reasonably satisfactory to Party A.

3. Effectiveness and Term

3.1 This Equity Pledge Agreement shall be executed and come into effect as from the date on which the parties affix their signatures and seals.

3.2 During the effective term of this Agreement, if Party C fails to pay as provided in the Consulting Services Agreement, Call Option Agreement, Power of Attorney and Loan agreement, or fails to perform other provisions of such contracts, upon reasonable notice and in accordance with laws and regulations, Party A has the right to exercise the right of pledge according to the provisions of this Agreement.

3.3 The term of this Equity Pledge Agreement shall be ended when the contractual obligations are completely fulfilled or the debts as secured in Article 2.2 of this Agreement are completely paid off.

3.4 During the effective term of this Agreement, Party B and Party C shall not early terminate this Agreement. Party A shall not early terminate this Agreement without any cause.

4. Pledge Registration

4.1 Party B and Party C shall register the pledge with the administrative bureau for industry and commerce in charge of Party C within one month from the date of this Agreement, and provide Party A with the pledge registration documents.

4.2 If any recorded items for pledge are changed and records shall be altered according to law, Party A and Party C shall record such change in five working days after the change of such recorded items, and submit related alteration registration documents.

4.3 During the period of equity pledge, the Pledgor shall instruct Party C not to distribute any dividends or bonuses, or to adopt any profit distribution plan; if the Pledgor shall obtain other economic benefits of any nature other than dividends, bonuses or other profit distribution plan as to the pledged equities, the Pledgor shall instruct Party C, as requested by Party A, to remit the relevant (realized) money directly into the bank account designated by Party A; without the prior written consent of Party A, the Pledgor shall not use such money, and such money shall be used first for the pledged equities to pay off the secured debts.

4.4 During the period of equity pledge, if the Pledgor subscribes for Party C’s new registered capital (“New Equities”), the New Equities shall automatically become the pledged equities under this Agreement. The Pledgor shall go through the necessary procedures to complete the pledge of the New Equities within 10 working days after obtaining the New Equities. If the Pledgor fails to complete the relevant procedures in accordance with the proceeding provisions, Party A has the right to realize its right of pledge immediately in accordance with the provisions of Article 8 of this Agreement.

5. Representations and Warranties of Pledgor

The Pledgor makes the following representations and warranties to Party A at the time of signing this Agreement, and confirms that Party has relied on such representations and warranties to execute and perform this Agreement:

5.1 The Pledgor is a PRC citizen with full capacity for civil conduct, has legitimate right and ability to enter into this Agreement and bear the corresponding legal liabilities. The Pledgor legally owns and has the right to dispose of the equities under this Agreement, and has the right to pledge such equities to provide guarantee for Party A.

5.2 During the period starting from the date of this Agreement when Party A has the right of pledge pursuant to the provisions of this Agreement, if Party A exercises its rights or realizes its right of pledge pursuant to this Agreement, there should be no lawful claims or proper intervention from any other parties.

5.3 Party A has the right to exercise its right of pledge in the manner as prescribed by laws and regulations and the provisions of this Agreement.

5.4 Except for the pledge created over the equities under this Agreement, there are no other encumbrances or any form of security interests of third party (including but not limited to pledge) over the equities held by the Pledgor.

5.5 When this Agreement comes into effect, the Pledgor is the sole legal owner of the equities, and there are no ongoing civil, administrative or criminal litigations, administrative punishments or arbitrations in relation to the Pledgor, its assets or equities, and to the knowledge of the Pledgor, there are no potential litigations or arbitration that may have a material adverse effect on the economic situation of the Pledgor or the ability of the Pledgor to perform its obligations and guarantee liabilities under this Agreement.

5.6 There are no taxes or fees payable but unpaid or legal procedures that should be completed but not completed in relation to the equities.

5.7 The provisions of this Agreement reflect the true intentions of all parties and are legally binding on all parties.

6. Undertakings of Pledgor

6.1 During the term of this Agreement, the Pledgor undertakes to Party A that:

6.1.1 Except to Party A or the person designated by Party A as requested by Party A, without the prior written consent of Party A, it will not transfer equities to any other party, or create or permit the existence of any pledge or any other encumbrances or any form of third party security interests that may affect the rights and interests of Party A; without Party A’s written consent, any transfer of equities or pledge or any other security interests over all or part of the equities shall be null and void.

6.1.2 It will comply with all applicable laws and regulations; upon the receipt of notices, instructions or recommendations from the relevant competent authorities on the right of pledge, it will present such notices, instructions or recommendations to Party A within five working days, and to act in accordance with the reasonable instructions of Party A.

6.2 It agrees that when Party A exercises its rights pursuant to the terms of this Agreement, there shall be no interruption or interference from the Pledgor or its successor or assign or any other person.

6.3 It warrants to Party A that, in order to protect or improve the security under this Agreement for the performance of obligations of the Pledgor and/or Party C under the Principal Contract, the Pledgor will make all necessary amendments (if applicable) to its articles of associations (if it is a legal person) and that of Party C, sign honestly, and procure other interested party to sign all the legal title certificates and contracts and/or perform as demanded by Party A, facilitate the exercise of pledge right by Party A, sign the modification documents relating to share certificate with Party A or any third party designated by Party A, and provide Party A with all the related pledge documents that Party A deems necessary within a reasonable time period.

6.4 The Pledgor guarantees to Party A that, for Party A’s interest, the Pledgor will abide by and fulfill all the warranties, undertakings, contracts and representations. If the Pledgor fails to perform or incompletely perform its warranties, undertakings, contracts and representations, the Pledgor shall indemnify Party A for all the resulting losses.

6.5 The Pledgor guarantees to Party A that, without the prior written consent of Party A, the Pledgor will liquidate or dissolve Party C on its own.

7. Representations and Warranties of Party C

Party C represents and warrants to Party A that:

7.1 Party C is a corporate legal person duly organized and existing under the laws of the People’s Republic of China with the qualification as an independent legal person; has the complete and independent legal status and legal capacity to sign, deliver and perform this Agreement, and is an independent party to litigation.

7.2 All the reports, documents and information provided by Party C to Party A prior to the effectiveness of this Agreement in relation to the pledged equities and all matters as required by this Agreement are in all material respects true and accurate as of the date of this Agreement.

7.3 All the reports documents and information provided by Party C to Party A after the effectiveness of this Agreement in relation to the pledged equities and all matters as required by this Agreement are in all material respects true and accurate as of the date of providing.

7.4 This Agreement, as duly signed by Party C, will constitute legal, valid and binding obligations upon Party C.

7.5 It has the full power and internal authority from Party C to sign and deliver this Agreement and all other documents relating to this Agreement and all other transactions completed by this Agreement and to be signed by it, and it has the full power and authorization to complete the transactions completed by this Agreement.

7.6 There are no pending or, to Party C’s knowledge, threatened litigations, legal proceedings or claims against Party C or its assets (including but not limited to pledged equities) in any courts or tribunals as well as in any government institutions or administrative authorities, which will cause material or adverse effect on the financial conditions of Party C or the ability of the Pledgor to perform its obligations and guarantee liabilities hereunder.

7.7 Party C hereby undertakes to Party A that the forgoing representations and warranties are true and correct and will be fully complied with at any time and in any circumstances prior to the full performance of obligations hereunder or the full settlement of secured debts.

8. Events of Default

8.1 The following events shall be deemed as events of default:

8.1.1 The Pledgor, Party C, or its successor or assign fails to fulfill the obligations under the Principal Contract;

8.1.2 Any representations, warranties or undertakings made in Article 5 and Article 6 hereof by the Pledgor have material misunderstanding effect or mistakes, and/or the Pledgor breaches the representations, warranties or undertakings under Article 5 and Article 6;

8.1.3 The Pledgor seriously breaches any provisions hereof;

8.1.4 Unless otherwise provided hereby, the Pledgor abandons the pledged equities or assign the pledged equities without the written consent of Party A, or re-pledges or makes any disposal that may damage Party A’s pledge right hereunder;

8.1.5 Any external loans, guarantees, compensations, undertakings or other obligations of the Pledgor itself are required to be paid off or performed in advance due to its default, or fail to be paid off or performed when falling due, causing Party A to have reasons to believe that the ability of the Pledgor to fulfill the obligations hereunder has been influenced, and therefore the interests of Party A;

8.1.6 The Pledgor is unable to repay general debts or other debts, therefore influencing the interests of Party A;

8.1.7 The Principal Contract (including but not limited to the Consulting Services Agreement, the Call Option Agreement, the Power of Attorney, Loan Agreement) becomes illegal or the Pledgor is unable to continue to perform the obligations under the Principal Contracts as a result of the promulgation of relevant laws;

8.1.8 Any governmental consent, license, approval or authorization to enable this Agreement to be implemented, legal or effective is withdrawn, suspended, annulled or amended materially;

8.1.9 There is adverse change to the property owned by the Pledgor, causing Party A to believe the ability of the Pledgor to fulfill the obligations hereunder has been affected;

8.1.10 Pursuant to the relevant laws, other events that may prevent Party A from disposing of its pledge right.

8.2 If the Pledgor is aware or finds that any event set out in Article 8.1 above or any event that may incur any of the above events, the Pledgor shall immediately notify Party A in written form.

8.3 Unless the event of default set out in Article 8.1 has been solved to Party A’s satisfaction, Party A may, at the time when the default event of the Pledgor occurs or at any them thereafter, send a notice of default in written form to the Pledgor, asking the Pledgor to immediately pay the due amounts and other payables under the Principal Contract.

If the Pledgor or Party C fails to timely rectify such default or take necessary remedies within 10 days after the written notice is issued, Party A is entitled to exercise the pledge right in accordance with the provisions hereof.

9. Exercise of Pledge Right

9.1 Prior to the complete settlement of fees and costs and full performance of obligations under the Principal Contract, without the written consent of Party A, the Pledgor shall not transfer the equities.

9.2 When exercising the pledge right, Party A shall send a notice of default to the Pledgor in accordance with the provisions hereof.

9.3 In accordance with the relevant laws and regulations, Party A shall have the priority to claim compensation against the proceeds from all or part of the equities hereunder sold in discount, by auction or sold off in accordance with legal procedures.

9.4 When Party A exercises the pledge right pursuant to this Agreement, the Pledgor shall not put up barriers, and shall provide necessary assistance to enable Party A to realize its pledge right.

10. Transfer

10.1 Without the prior written consent of Party A, the Pledgor has no right to transfer any of its rights and/or obligations under this Agreement to a third party.

10.2 This Agreement is binding on both the Pledgor and its successors, and shall be effective to Party A and its successors or assigns.

10.3 Party A may transfer all or any of its rights and obligations under the Principal Contract to any designated third party at any time, in which case the assign shall enjoy Party A’s rights and undertake Party A’s obligations under this Agreement. When Party A transfers its rights and obligations under the Principal Contract, at Party A’s request, the Pledgor shall sign relevant contracts and/or documents for the transfer.

10.4 In case of the change of the Pledgee due to the transfer, the two new parties to the pledge shall resign a pledge contract and the Pledgor shall be responsible for all the relevant registration formalities.

11. Formality Fees and Other Costs

All costs and actual expenses in connection with this Agreement, including but not limited to legal fees, documentation fees, stamp duties and any other taxes and fees, shall be borne by Party C.

12. Governing Law and Dispute Resolution

12.1 The execution, validity, performance, interpretation of and settlement of disputes in connection with this Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China.

12.2 Any dispute arising out of the interpretation and performance of terms of this Agreement shall be resolved by the parties through consultation in good faith. If consultation fails, either party may submit the dispute to China International Economic and Trade Arbitration Commission to be resolved in accordance with the arbitration rules then effective. The place of arbitration shall be Shanghai, and the language of arbitration shall be Chinese. The arbitral award shall be final and binding upon all the parties.

12.3 Other than the matters in dispute, all parties shall continue to perform their respective obligations in accordance with the provisions of this Agreement in good faith.

13. Notice

Any notice sent by the parties hereto to perform the rights or obligations under this Agreement shall be made in written form and delivered to the following address of a party or parties by hand, registered mail, postage prepaid mail, accepted express delivery or by fax.

Party A: Zhejiang Hailiang Education Consulting and Services Co., Ltd.

Address: Xilin Road, DianKou Town, Zhuji City, Zhejiang

Fax: 0575-87062008

Tel: 0575-87063555

Attention: Hu Jun

Party B: Feng Hailiang

Address: No.382, Jiefang Road, Diankou Town, Zhuji City, Zhejiang.

Fax: 0575-87069027

Telephone: 0575-87069027

Party C: Zhejiang Hailiang Education Investment Co., Ltd.

Address: Room 505 Hailiang Business Hotel, Diankou Town, Zhuji, Zhejiang

Fax: 0575-87069031

Telephone: 0575-88797955

Attention: Qian Zhiqiang

14. Annex

The annex to this Agreement shall constitute an integral part of this Agreement.

15. Waiver

Party A’s failure to exercise or delay in exercising any rights, remedies, powers or privileges under this Agreement shall not be considered as a waiver of such rights, remedies, powers or privileges. Party A’s single or partial exercise of any rights, remedies, powers or privileges shall not preclude the exercise of any other rights, remedies, powers or privileges. The rights, remedies, powers and privileges stipulated by this Agreement shall be applied.

16. Miscellaneous

16.1 Any modification, addition or change to this Agreement shall be made in written form and become valid after all parties affix their signatures and seals.

16.2 All parties hereby confirm that this Agreement has been reached in a fair and reasonable manner and on the basis of equality and mutual benefit. If any provisions of this Agreement become invalid or unenforceable as a result of inconsistency with the relevant laws, then the provisions shall be invalid or unenforceable under the relevant laws, and the validity of other provisions of this Agreement shall not be affected.

16.3 The Pledgor undertakes that regardless of the change of equities held by the Pledgor in Party C, the provisions of this Agreement shall remain legally binding upon the Pledgor and apply to all the equities of Party C held by the Pledgor at that time.

16.4 This Agreement shall be made in four copies. Party A, Party B and Party C shall each hold one copy, and the industry and commerce registration authority shall hold one copy.

THIS PAGE IS THE SIGNATURE PAGE TO THE EQUITY PLEDGE AGREEMENT. THE PARTIES HEREBY SIGN AND CONFIRM AS FOLLOWS:

Party A: Zhejiang Hailiang Education Consulting and Services Co., Ltd.

(Seal) Seal of Zhejiang Hailiang Education Consulting and Services Co., Ltd. Affixed

Legal Representative: /s/ Feng Hailiang

Date: December 31, 2013

Party B: Feng Hailiang (Signature) /s/ Feng Hialiang

Date: December 31, 2013

Party C: Zhejiang Hailiang Education Investment Co., Ltd.

(Seal) Seal of Zhejiang Hailiang Education Investment Co., Ltd. Affixed

Legal Representative: /s/ Feng Hialiang

Date: December 31, 2013